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EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-84726, 33-84728, and 333-25981of Paul-Son Gaming Corporation and Subsidiaries on Form S-8 and Amendment No. 3 to Registration Statement No. 333-86010 of Paul-Son Gaming Corporation and Subsidiaries on Form S-3 of our report dated March 27, 2003, appearing in this Annual Report on Form 10-K of Paul-Son Gaming Corporation and Subsidiaries for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 28, 2003

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  EXHIBIT 23.01
INDEPENDENT AUDITORS' CONSENT